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                                                                    EXHIBIT 12.1

                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                      (In thousands, except ratio amounts)

                                               Six                                     Three
                                           Months Ended                            Months Ended    Year Ended      Year Ended
                                             June 30,     Year Ended December 31,   December 31,  September 30,   September 30,
                                               2000          1999         1998          1997          1997             1996
                                           ------------  ------------ ------------ -------------  -------------   -------------
Income before income taxes and
  extraordinary gain                         $  72,472    $  45,629     $ 199,981     $ 62,616      $ 182,410      $  81,600

Add fixed charges as adjusted
  (from below)                                  17,414       31,165        16,040        4,107         16,980         12,258
                                             ---------    ---------     ---------     --------      ---------      ---------
        Earnings                             $  89,886    $  76,794     $ 216,021     $ 66,723      $ 199,390      $  93,858
                                             ---------    ---------     ---------     --------      ---------      ---------
Fixed charges:
    Interest expense:
        Interest on indebtedness             $  15,758    $  30,088     $  14,974     $  3,858      $  15,993      $  11,356
        Capitalized                                862          154         2,648          297          1,191            985
    Amortization of debt costs                     338          307           489          121            527            528
    Interest portion of rental expense           1,318          770           577          128            460            374
                                             ---------    ---------     ---------     --------      ---------      ---------
    Fixed charges before adjustments            18,276       31,319        18,688        4,404         18,171         13,243
    Less capitalized interest                     (862)        (154)       (2,648)        (297)        (1,191)          (985)
                                             ---------    ---------     ---------     --------      ---------      ---------
    Fixed charges as adjusted                $  17,414    $  31,165     $  16,040     $  4,107      $  16,980      $  12,258
                                             ---------    ---------     ---------     --------      ---------      ---------

Ratio (earnings divided by fixed charges
  before adjustments)                             4.92         2.45         11.56        15.15          10.97           7.09
                                             ---------    ---------     ---------     --------      ---------      ---------


                                               Year Ended
                                              September 30,
                                                  1995
                                              ------------
Income before income taxes and
  extraordinary gain                           $  58,628

Add fixed charges as adjusted
  (from below)                                     7,933
                                               ---------
        Earnings                               $  66,561
                                               ---------
Fixed charges:
    Interest expense:
        Interest on indebtedness               $   7,297
        Capitalized                                  747
    Amortization of debt costs                       314
    Interest portion of rental expense               322
                                               ---------
    Fixed charges before adjustments               8,680
    Less capitalized interest                       (747)
                                               ---------
    Fixed charges as adjusted                  $   7,933
                                               ---------
Ratio (earnings divided by fixed charges
  before adjustments)                               7.67
                                               ---------